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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 33-30467, 33-43792, 333-01155, 333-59343, and
333-59341.

ARTHUR ANDERSEN LLP

San Diego, California
June 23, 2000